                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                             ---------------------

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



        Date of Report
(Date of Earliest Event Reported):                       Commission File Number:
       SEPTEMBER 24, 1998                                       01-12888

                             ---------------------

                               SPORT-HALEY, INC.
             (Exact name of registrant as specified in its charter)


            COLORADO                                            84-1111669
    (State of incorporation)                                (I.R.S. Employer
                                                         Identification Number)


                              4600 E. 48th Avenue
                            Denver, Colorado 80216
                                 303/320-8800
                        (Address of principal executive
                          offices and telephone number)

                             ---------------------

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ITEM 5.  OTHER EVENTS

     On December 14, 1994, the Board of Directors of Sport-Haley, Inc. (the "Registrant") authorized the repurchase by the Registrant of up to 150,000 shares of its issued and outstanding Common Stock. As of October 16, 1996, the Board of Directors authorized an increase in the total number of shares of Common Stock that the Registrant may repurchase from 150,000 shares to 300,000 shares and as of October 16, 1997, the Board of Directors authorized a second increase in the total number of shares of Common Stock that the Registrant may repurchase from 300,000 shares to 450,000 shares. As of September 24, 1998, the Board of Directors authorized a third increase in the total number of shares of Common Stock that the Registrant may repurchase from 450,000 shares to 850,000 shares (the "Shares"). Repurchases may be made from time to time in open market transactions at then prevailing prices. The Registrant has no commitment or obligation to purchase all or any portion of the Shares. From December 14, 1994 to the date of this report on Form 8-K, the Registrant has repurchased a total of 512,000 shares.

     The Registrant's Common Stock currently trades on the Nasdaq National Market-R-. As of the date of this report on Form 8-K, there are approximately 4,408,000 shares of the Registrant's Common Stock issued and outstanding. The 338,000 Shares which may be repurchased by the Registrant pursuant to its remaining authorization represent approximately 8% of the total shares of Common Stock issued and outstanding on such date. The closing price of the Common Stock on the Nasdaq National Market-R- was $10.625 and $9.1875 per share as of September 24, 1998 and as of January 7, 1999, respectively.

     The Board of Directors has authorized the increase in the total number of Shares available for repurchase based on its belief that the Registrant's Common Stock is currently underpriced given the Registrant's earnings and prospects for its future operations. The Registrant's working capital will be the source of funds used to purchase the Shares. All Shares purchased by the Registrant will be canceled and returned to the status of authorized but unissued Common Stock.

     Purchase of the Shares in the manner described above will not cause the Common Stock to be held of record by fewer than 300 persons, nor will purchase of the Shares cause the Common Stock to be ineligible for listing on the Nasdaq National Market-R-. Accordingly, the Registrant will not file a
Schedule 13E-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with its purchase of all or any portion of the Shares. Additionally, because purchase of the Shares is not being made in a transaction constituting a tender offer, the Registrant will not file a
Schedule 13E-4 in connection with its purchase of all or any portion of the Shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SPORT-HALEY, INC.



Date: January 7, 1999                  By:  /s/ Steve S. Auger
                                            -----------------------------
                                            Steve S. Auger, Treasurer and
                                            Controller



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